UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 9, 2006

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 9, 2006, the Board of Directors of El Paso Electric Company (the “Company”) approved annual award opportunities under the Annual Short-Term Bonus Plan (the “Plan”) that provides for payment of cash awards to eligible Company employees, including each of its named executive officers. Payment of awards is based on the achievement of performance measures reviewed and approved by the Compensation Committee (the “Committee”) of the Board of Directors of the Company. Generally, these performance measures are based on meeting certain financial, operational and individual performance criteria. For fiscal year 2006, the Committee established the financial performance goals based on earnings per share and the operational performance goals based on safety and customer satisfaction. If a certain level of earnings per share is not attained, no bonuses will be paid under the Plan. The maximum potential payout for 2006 under the Plan for any named executive officer is approximately $500,000. A copy of the Plan was previously filed as Exhibit 10.1 to Form 8-K dated February 11, 2005.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to such plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ GARY D. SANDERS
Gary D. Sanders
General Counsel

Dated: March 15, 2006